EXHIBIT 5



                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110


                               September 7, 2001

UroMed Corporation
1400 Providence Highway
Norwood, Massachusetts  02062

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about September 7, 2001 (the "Registration Statement"), of 46,667 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of UroMed Corporation, a Massachusetts corporation (the "Company"), which are or will be issuable to Roger Kao, a consultant of the Company, upon the exercise of an option (the "Option") granted pursuant to that certain 2001 Special Stock Option Agreement (the "2001 Agreement").

        We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that the Option granted or to be granted pursuant to the 2001 Agreement was or will be validly granted in accordance with the terms of the 2001 Agreement and that all Shares to be issued upon exercise of such Option will be issued in accordance with the terms of such Option and the 2001 Agreement.

        This opinion is limited solely to the laws of the Massachusetts Business Corporation Law.

        Based upon and subject to the foregoing, we are of the opinion that upon the issuance and the delivery of the Shares upon the exercise of the Option granted pursuant to the 2001 Agreement in accordance with the terms of such Option and the 2001 Agreement, the Shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

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        We consent to the filing of a copy of this opinion as an exhibit to the
Registration Statement.

                                            Very truly yours,

                                            /s/ BINGHAM DANA LLP

                                            BINGHAM DANA LLP